Exhibit 10.9

Recording: Time, Book and Page

Mail after recording to:

Parker, Hudson, Rainer & Dobbs LLP

303 Peachtree St. NE

Suite 3600

Atlanta, GA 30308

Attn: C. Keith Taylor, Esq.

NOTICE OF CONFIDENTIALITY RIGHTS: IF YOU ARE A NATURAL PERSON, YOU MAY REMOVE OR STRIKE ANY OR ALL OF THE FOLLOWING INFORMATION FROM ANY INSTRUMENT THAT TRANSFERS AN INTEREST IN REAL PROPERTY BEFORE IT IS FILED FOR RECORD IN THE PUBLIC RECORDS: YOUR SOCIAL SECURITY NUMBER OR YOUR DRIVER’S LICENSE NUMBER.

TEXAS DEED OF TRUST AND SECURITY AGREEMENT

(Collateral Includes Fixtures)

THIS DEED OF TRUST AND SECURITY Agreement (including any exhibits and/or riders attached hereto, and any modifications and amendments hereof, the “Deed of Trust”) is made as of this 30th day of March, 2018 by and among:

GRANTOR Applied Optoelectronics, Inc. 13139 Jess Pirtle Blvd. Sugar Land, Texas 77478

INDIVIDUALLY “TRUSTEE”

and COLLECTIVELY “TRUSTEES”

Scott Asmus

333 Clay Street, Suite 3800, Houston, TX 77002-4107

Heather Morton

2711 N. Haskell Avenue, Suite 1300, Dallas, TX 75204-2911

Steve Sprecher

2001 Ross Avenue, Suite 2700, Dallas, TX 75201-2929

Lisa Tragemann

2711 N. Haskell Avenue, Suite 1300, Dallas, TX 75204-2911

___________________________________

BENEFICIARY

BRANCH BANKING AND TRUST COMPANY,

a North Carolina banking corporation

P.O. Box 1290, Whiteville, NC 28472

□ IF BOX CHECKED, THIS DEED OF TRUST SECURES AN OBLIGATION INCURRED FOR THE CONSTRUCTION OF AN IMPROVEMENT ON LAND

____________________________________________________________________________

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GRANTOR HEREBY COVENANTS AND AGREES AS FOLLOWS:

1.         The Debt (defined below), on the date hereof, is evidenced by: (i) (A) that Promissory Note dated March 30, 2018, in the maximum principal amount of $21,500,000.00 executed by Applied Optoelectronics, Inc. (the “Borrower” if not the Grantor), payable to the Beneficiary or order (including all renewals, extensions, modifications, restatements and substitutions thereof, and all addenda and attachments thereto, collectively, the “Term Note”), (B) that Promissory Note dated September 28, 2017, as amended, in the maximum principal amount of $60,000,000.00 executed by Borrower, payable to the Beneficiary or order (including all renewals, extensions, modifications, restatements and substitutions thereof, and all addenda and attachments thereto, collectively, the “Line Note”), and (C) that Promissory Note dated March 30, 2018, in the maximum principal amount of $26,000,000.00 executed by Borrower, payable to the Beneficiary or order (including all renewals, extensions, modifications, restatements and substitutions thereof, and all addenda and attachments thereto, collectively, the “CapEx Note”, and together with the Term Note and the Line Note, collectively, the “Note”); (ii) any loan, credit agreement, or other document now or hereafter evidencing any debt whatsoever incurred by Grantor and/or Borrower and payable to Beneficiary; and (iii) all indebtedness and obligations of Grantor or Borrower to Beneficiary (or an affiliate of Beneficiary) under any interest rate swap transactions, interest rate cap and/or floor transactions, interest rate collar transactions, swap agreements (as defined in 11 U.S.C. §101) or other similar transactions or agreements, including without limitation any ISDA Master Agreement executed by Grantor or Borrower and all Schedules and Confirmations entered into in connection therewith, hereinafter collectively referred to as a “Hedge Agreement”, the terms of which are incorporated herein by reference. In this Deed of Trust the definition of “Debt” includes: (i) the principal; (ii) all accrued interest including possible fluctuations of the interest rate if so provided in the Note, that certain Loan Agreement dated September 28, 2017, executed by Borrower and Beneficiary (as at any time amended, restated, supplemented or otherwise modified, the “Loan Agreement”) or other documents evidencing, governing or securing either the Line Note, Term Note or CapEx Note (collectively, the “Loan Documents”); (iii) all renewals, extensions and modifications of any obligation under the Note, Loan Agreement or other Loan Documents (even if such renewals or extensions are evidenced by new notes or other documents); (iv) all indebtedness and obligations under a Hedge Agreement; (v) all other obligations of Grantor to Beneficiary which are described in this Deed of Trust, or in the Note, Loan Agreement or other Loan Documents (for example, payment of the attorneys’ fees of the Beneficiary, insurance premiums, ad valorem taxes, environmental reports and appraisals); and (vi) all future advances and/or future obligations to Grantor or Borrower, whether direct or indirect, including without limitation any advances to pay drawings on any irrevocable standby or commercial letter of credit issued on the account of Grantor or Borrower pursuant to an application therefor.

2.         This Deed of Trust secures the payment of the Debt, including present and future advances and/or future obligations.

3.         No execution of a written instrument or notation shall be necessary to evidence or secure any future advances and/or future obligations made hereunder.

4.         The real property which is the subject of this Deed of Trust is located in the County of Fort Bend, State of Texas, and the legal description and the chain of title reference of the real property are set forth in Exhibit A attached hereto and incorporated herein.

NOW, THEREFORE, for the purposes and under the conditions described in this Deed of Trust and in consideration of the Debt and the mutual promises of Grantor and Beneficiary, Grantor hereby conveys to Trustees, in trust, with power of sale, the real property described in Exhibit A hereto, together with any improvements, equipment, and all heating, lighting, plumbing, cooling, electrical and other fixtures existing or hereafter placed on or attached to this real property, all rights of way and access, water and sewer rights, as-extracted collateral (including oil, gas and mineral rights), royalties, timber rights (including all timber-to-be-cut), rights of ingress and egress, and all appurtenant rights and privileges related thereto, including all declarant rights of the Grantor or Borrower. The term “Property” shall include this real property described in Exhibit A, all buildings, structures, improvements and fixtures thereon, all appurtenant rights set forth above and privileges thereto, and all proceeds therefrom.

TO HAVE AND TO HOLD the Property, to Trustees, their successors and assigns, but upon the trust, and under the terms and conditions of this Deed of Trust and of any Rider attached hereto and incorporated herein, to which Grantor, Trustees and Beneficiary hereby agree:

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1.         PAYMENT AND PERFORMANCE. Grantor shall perform and fulfill all of Grantor’s obligations specified in this Deed of Trust and in the Note, Loan Agreement or other Loan Documents. Time is of the essence in the performance of this Deed of Trust. To the extent permitted by applicable law, Grantor hereby releases and waives all rights and benefits of the homestead exemption laws of the State of Texas as to all Debt secured by this Deed of Trust.

2.         TAXES, DEEDS OF TRUST, OTHER ENCUMBRANCES. Grantor shall make timely payment of all ad valorem taxes, assessments or other charges or encumbrances which may constitute a lien upon the Property. Grantor shall timely pay and perform any obligation, covenant or warranty contained in any other deed of trust or writing which gives rise to any or which may constitute a lien upon any of the Property. Grantor shall upon request of Beneficiary promptly furnish satisfactory evidence of such payment or performance. Grantor shall not enter into, terminate, cancel or amend any lease affecting the Property or any part thereof without the prior written consent of Beneficiary. Grantor shall timely pay and perform all terms of any lease or sublease of the Property or any part thereof.

3.         PROPERTY DAMAGE INSURANCE. The following provisions relating to insuring the Property are a part of this Deed of Trust.

(a)                Maintenance of Insurance. Grantor shall procure and maintain policies of fire insurance with standard extended coverage endorsements on a fair value basis for the full insurable value covering all improvements on the Property in an amount sufficient to avoid application of any coinsurance clause, and with a standard mortgagee (lender’s loss payee) clause in favor of Beneficiary. Grantor shall also procure and maintain comprehensive general liability insurance in an amount not less than $10,000,000 with Trustee and Beneficiary being named as lender’s loss payee in such liability insurance policies. Additionally, Grantor shall maintain such other insurance, including but not limited to hazard, business interruption, and boiler insurance, as Beneficiary may reasonably require. Policies shall be written in form, amounts, coverages and basis reasonably acceptable to Beneficiary and issued by a company or companies reasonably acceptable to Beneficiary. All policies shall provide that the policies shall not be invalidated by any waiver of the right of subrogation by any insured and shall provide that the carrier shall have no right to be subrogated to Beneficiary. Grantor, upon request of Beneficiary, will deliver to Beneficiary from time to time the policies or certificates of insurance in form satisfactory to Beneficiary, including stipulations that coverages will not be cancelled or diminished without at least thirty (30) days prior written notice to Beneficiary. Each insurance policy also shall include an endorsement providing that coverage in favor of Beneficiary will not be impaired in any way by any act, omission or default of Grantor or any other person. Should the Property be located in an area designated by the Administrator of the Federal Emergency Management Agency as a special flood hazard area, Grantor agrees to obtain and maintain Federal Flood Insurance, if available, for the full unpaid principal balance of the loan and any prior liens on the property securing the loan, up to the maximum policy limits set under the National Flood Insurance Program, or as otherwise required by Beneficiary, and to maintain such insurance for the term of the loan.

(b)                Application of Proceeds. Grantor shall promptly notify Beneficiary of any loss or damage to the Property. Beneficiary may make proof of loss if Grantor fails to do so within fifteen (15) days of the casualty. In the event that Grantor should receive any such insurance proceeds, Grantor agrees to immediately turn over and to pay such proceeds directly to Beneficiary. If requested by Grantor in writing after Beneficiary’s receipt of any insurance proceeds relating to any damaged or destroyed improvements, Grantor may use such proceeds to repair or restore the Property (and until so used, the proceeds shall be held by Beneficiary as part of the collateral securing the Note) as long as (i) no Event of Default exists; (ii) such repair or restoration is promptly undertaken and concluded within one hundred and eighty (180) days of any such loss or damage, in accordance with plans satisfactory to Beneficiary; (iii) replacement buildings are constructed on the sites of the original casualties and are of comparable size, quality and utility to the destroyed buildings; (iv) the repaired or replaced Property is free of liens, other than liens created by this Deed of Trust and as otherwise permitted under the Loan Documents; and (v) Grantor complies with disbursement procedures for such repair or restoration as Beneficiary may reasonably require. Any proceeds which have not been disbursed within one hundred and eighty (180) days after their receipt and which Beneficiary has not committed to the repair or restoration of the Property shall be used first to pay any amount owing to Beneficiary under this Deed of Trust, then to pay accrued interest, and the remainder, if any, shall be applied to the principal balance of the Debt. If Beneficiary holds any proceeds after payment in full of the Debt, such proceeds shall be paid to Grantor as Grantor’s interests may appear.

(c)                Unexpired Insurance at Sale. Any unexpired insurance shall inure to the benefit of, and pass to, the purchaser of the Property covered by this Deed of Trust at any trustee’s sale or other sale held under the provisions of this Deed of Trust, or at any foreclosure sale of such Property.

(d)                Grantor’s Report on Insurance. Upon request of Beneficiary, however not more than once a year, Grantor shall furnish to Beneficiary a report on each existing policy of insurance showing: (1) the name of the insurer; (2) the risks insured; (3) the amount of the policy; (4) the property insured, the then current replacement value of such property, and the manner of determining that value; and (5) the expiration date of the policy. Grantor shall, upon request of Beneficiary, have an independent appraiser satisfactory to Beneficiary determine the cash value replacement cost of the Property.

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4.         ESCROW DEPOSITS. Upon demand of Beneficiary, Grantor shall deposit with or add to each payment required under the Note, Loan Agreement or other Loan Documents the amount estimated by Beneficiary to be sufficient to enable Beneficiary to pay as they become due all taxes, charges, assessments, and insurance premiums which Grantor is required to pay. Further, any deficiency occasioned by an insufficiency of such additional payments shall be deposited by Grantor with Beneficiary upon demand.

5.         PRESERVATION, MAINTENANCE AND INSPECTION OF THE PROPERTY; APPRAISALS. Grantor shall keep the Property in as good order and repair as it now is (reasonable wear and tear excepted) and shall neither commit nor permit any waste or any other occurrence or use which might impair the value of the Property. Grantor shall not abandon or neglect the Property, and Beneficiary and its representatives may enter upon the Property at all reasonable times to inspect the Property and to conduct evaluations thereof as Beneficiary deems necessary. Grantor shall not initiate or acquiesce in a change in the zoning classification of the Property or make or permit any structural alteration thereof without Beneficiary’s prior written consent. Grantor shall not demolish or remove any structural improvements from the Property without Beneficiary’s prior written consent. As a condition to the removal of any structural improvements, Beneficiary may require Grantor to make arrangements satisfactory to Beneficiary to replace such improvements with improvements of at least equal value. Should (i) Beneficiary at any time in good faith believe that the fair market value of the Property has declined below the appraised value utilized by Beneficiary in extending credit or any renewal thereof; (ii) there be an Event of Default under the Loan Agreement or this Deed of Trust; (iii) there be a renewal, forbearance or restructure of any indebtedness secured under this Deed of Trust; (iv) any applicable law or regulation require Grantor to obtain a current appraisal or valuation; (v) there be any condemnation or material damage to the Property; (vi) Beneficiary determine that there has been a material adverse change in the financial condition or business operation of Grantor, Borrower, any guarantor or other obligor; (vii) Borrower or Grantor request additional extensions of credit secured by this Deed of Trust; or (viii) Grantor’s use of the Property becomes restricted, impaired or materially changed from its intended use on the date hereof; then Beneficiary may, at the expense of Grantor and Borrower, obtain an appraisal or valuation of the Property from an appraiser retained by Beneficiary and thereafter, may obtain such updated appraisals or valuation as Beneficiary shall deem appropriate. Grantor shall cooperate fully with any such appraiser in connection with the preparation of any appraisal or valuation. Grantor shall reimburse Beneficiary the cost of such appraisal or valuation within ten (10) days of request to do so. Any cost incurred by Beneficiary pursuant to this paragraph shall be secured by this Deed of Trust.

6.         COMPLIANCE WITH LAWS. Grantor shall regularly and promptly comply with any applicable legal requirements of the United States, the State of Texas or other governmental entity, agency or instrumentality relating to the use or condition of the Property.

7.         CONDEMNATION AWARD. Grantor shall immediately notify Beneficiary in writing should all or any part of the Property become subject to any condemnation or expropriation proceedings or other similar proceedings, including without limitation, any condemnation, confiscation, eminent domain, inverse condemnation or temporary requisition or taking of the mortgaged Property, or any part of the Property. Grantor further agrees to promptly take such steps as may be necessary and proper within Beneficiary’s sole judgment and at Grantor’s expense, to defend any such condemnation or expropriation proceedings and obtain the proceeds derived from such proceedings. Grantor shall not agree to any settlement or compromise or any condemnation or expropriation claim without Beneficiary’s prior written consent. Beneficiary may, at Beneficiary’s sole option, elect to participate in any such condemnation or expropriation proceedings and be represented by counsel of Beneficiary’s choice. Grantor agrees to provide Beneficiary with such documentation as Beneficiary may request to permit Beneficiary to so participate and to reimburse Beneficiary for Beneficiary’s costs associated with Beneficiary’s participation, including Beneficiary’s reasonable attorneys’ fees. If Grantor fails to defend any such condemnation or expropriation proceedings to Beneficiary’s satisfaction, Beneficiary may undertake the defense of such a proceeding for and on behalf of Grantor. To this end, Grantor irrevocably appoints Beneficiary as Grantor’s agent and attorney-in-fact, such agency being coupled with an interest, to bring, defend, adjudicate, settle, or otherwise compromise such condemnation or expropriation claims; it being understood, however, that, unless one or more Events of Default (other than the condemnation or expropriation of the Property) then exists under this Deed of Trust, Beneficiary will not agree to any final settlement or compromise of any such condemnation or expropriation claim without Grantor’s prior approval, which approval shall not be unreasonably withheld.

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Beneficiary shall have the right to receive all proceeds derived or to be derived from the condemnation, expropriation, confiscation, eminent domain, inverse condemnation, or any permanent or temporary requisition or taking of the Property, or any part or parts of the Property (“condemnation proceeds”). In the event that Grantor should receive any such condemnation proceeds, Grantor agrees to immediately turn over and to pay such proceeds to Beneficiary. All condemnation proceeds, which are received by, or which are payable to either Grantor or Beneficiary, shall be applied, at Beneficiary’s sole option and discretion, and in such manner as Beneficiary may determine (after payment of all reasonable costs, expenses and attorneys’ fees necessarily paid or incurred by Grantor and/or Beneficiary), for the purpose of: (a) replacing or restoring the condemned, expropriated, confiscated, or taken Property; or (b) reducing the then outstanding balance of the Debt, together with interest thereon, with such payments being applied in the manner provided in this Deed of Trust. Beneficiary’s receipt of such condemnation proceeds and the application of such proceeds as provided in this Deed of Trust shall not affect the lien of this Deed of Trust.

8.         PAYMENTS BY BENEFICIARY. If an Event of Default shall have occurred and is continuing under the Loan Agreement or this Deed of Trust, Beneficiary may, but it is not obligated to, expend for the account of Grantor any sums, expenses and fees which Beneficiary believes appropriate for the protection of the Property and the maintenance and execution of this trust. Any amounts so expended shall be deemed principal advances fully secured by this Deed of Trust, shall bear interest from the time expended until paid at the rate of interest accruing on the Note, Loan Agreement or other Loan Documents, and shall be due and payable on demand.

9.         ASSIGNMENT OF LEASES, RENTS AND PROFITS. Grantor hereby unconditionally assigns to Beneficiary its interest in all leases of the Property and all future leases, rents and profits from the Property as additional security for the payment of the Debt and for the performance of all obligations secured by this Deed of Trust. If an Event of Default shall have occurred and is continuing then Beneficiary may elect to collect rents and profits from the tenants of the Property. Grantor hereby appoints Beneficiary as Grantor’s attorney-in-fact to collect any rents and profits, with or without suit, and to apply the same, less expenses of collection, to the Debt or to any other obligations secured by this Deed of Trust in any manner as Beneficiary may desire. Such appointment of Beneficiary shall be a power coupled with an interest and shall remain in full force and effect as long as any portion of the Debt remains unpaid. However, until an Event of Default has occurred and is continuing, Grantor may continue to collect and retain the rents and profits without any accountability to Beneficiary. This Assignment constitutes a present and absolute assignment of the rents and profits and not merely the granting of a security interest. Beneficiary’s election to pursue the collection of the rents or profits shall be in addition to all other remedies which Beneficiary might have and may be put into effect independently of or concurrently with any other remedy.

10.      SECURITY INTEREST. All fixtures, appliances and equipment which are installed in or comprise a part of the Property shall, as far as permitted by law, be deemed to be affixed to the aforesaid land and conveyed therewith. This Deed of Trust shall be considered to be an authenticated security agreement which creates a security interest in such fixtures, appliances and equipment for the benefit of Beneficiary. In that regard, Grantor grants to Beneficiary all of the rights and remedies of a secured party under the Texas Uniform Commercial Code. Grantor hereby authorizes Beneficiary to file, concurrently with the execution of this Deed of Trust and from time to time hereafter, all financing statements and other documents reasonably required to perfect and maintain the security interest created hereby. Grantor hereby irrevocably (as long as the Debt remains unpaid) makes, constitutes and appoints Beneficiary as the true and lawful attorney of Borrower to file any financing statement, continuation of financing statement or similar document required to perfect or continue such security interests. To the extent allowed by law, this Deed of Trust shall be a financing statement sufficient to perfect and maintain any security interest created hereby in the Property and its proceeds. For the purposes hereof, the Grantor is the debtor and the Beneficiary is the secured party, each having the address set forth on page 1 hereof.

11.      GRANTOR’S CONTINUING OBLIGATION. This Deed of Trust shall remain as security for full payment of the Debt and for performance of any existing and/or future obligation evidenced by the Note, loan agreement, or other document, notwithstanding any of the following: (a) the sale or release of all or any part of the Property; (b) the assumption by another party of Grantor’s obligations under this Deed of Trust, the Note, Loan Agreement or other Loan Documents; (c) the forbearance or extension of time for payment of the Debt or for performance of any obligations under this Deed of Trust, the Note, Loan Agreement or other Loan Documents, whether granted to Grantor or to a subsequent owner of the Property; or (d) the release of any party who has assumed payment of the Debt or who assumed any other obligations under this Deed of Trust, the Note, Loan Agreement or other Loan Documents. None of the foregoing shall, in any way, affect the full force and effect of the lien of this Deed of Trust or impair Beneficiary’s right to a deficiency judgment in the event of foreclosure against Grantor or any party who had assumed payment of the Debt or who assumed any other obligations the performance of which is secured by this Deed of Trust.

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12.      MULTIPLE TRUSTEES; SUBSTITUTION OF TRUSTEE. If more than one trustee is named as Trustee herein or subsequently appointed pursuant to the terms hereof, then any trustee, acting alone, may exercise all powers granted to Trustees under this instrument, without the need for joinder of or action by any other Trustee. Beneficiary shall have the unqualified right to remove any individual designated as Trustee on the first page of this Deed of Trust, and to appoint one or more substitute or successor Trustees. Each appointment shall be in writing, but without the necessity of recordation, notice to Grantor, or any other action or formality. Any such removal or appointment may be made at any time and from time to time without notice, without specifying any reason therefor and without any court approval. Any such appointee shall become fully vested with title to the Property and with all rights, powers and duties conferred upon the individual originally designated as a Trustee, in the same manner and to the same effect as though that party were named herein as an original Trustee.

13.      INDEMNIFICATION IN EVENT OF ADVERSE CLAIMS. In the event that Beneficiary or Trustees voluntarily or otherwise shall become parties to any claim, suit or legal proceeding involving the Property, they shall be indemnified and held harmless and shall be reimbursed by Grantor for any amounts paid, including all costs, charges and attorneys’ fees incurred in any such suit or proceeding, and the same shall be secured by this Deed of Trust and payable upon demand.

14.      INSPECTION. Beneficiary may at any reasonable time and from time to time make or cause to be made reasonable entries upon, investigations, and inspections of the Property, including without limitation any inspections or investigations such as sampling and testing which may be necessary or desirable to review compliance with Environmental Laws.

15.      WARRANTIES. Grantor covenants with and warrants to Trustee and Beneficiary that Grantor is seized of the Property in fee simple, has the right to convey the same in fee simple, that title to the Property is marketable and free and clear of all encumbrances other than those disclosed to and expressly permitted by the Beneficiary, and that Grantor will warrant and defend the title against the lawful claims of all persons whomsoever, subject only to any declarations, easements, restrictions or encumbrances listed in the title opinion or title insurance policy which Beneficiary obtained in the transaction in which Beneficiary obtained this Deed of Trust. Grantor warrants and will forever defend the title to the Property against the lawful claims of all persons. In the event any action or proceeding is commenced that questions Grantor’s title or the interest of Trustee or Beneficiary under this Deed of Trust, Grantor shall defend the action at Grantor’s expense. Grantor may be the nominal party in such proceeding, but Beneficiary shall be entitled to participate in the proceeding and to be represented in the proceeding by counsel of Beneficiary’s own choice, and Grantor will deliver, or cause to be delivered, to Beneficiary such instruments as Beneficiary may request from time to time to permit such participation. All representations, warranties, and agreements made by Grantor in this Deed of Trust shall survive the execution and delivery of this Deed of Trust, shall be continuing in nature, and shall remain in full force and effect until such time as the Debt shall be paid in full.

16.      ATTORNEYS’ FEES. In the event that Grantor or Borrower shall default in its obligations under this Deed of Trust, the Note, Loan Agreement or other Loan Documents, and Beneficiary employs an attorney to assist in the collection of the Debt or to enforce compliance of Grantor with any of the provisions of this Deed of Trust, the Note, Loan Agreement or other Loan Documents or in the event Beneficiary or any Trustee shall become parties to any suit or legal proceeding (including any proceeding conducted before any United States Bankruptcy Court) concerning the Property, concerning the lien of this Deed of Trust, concerning collection of the Debt or concerning compliance by Grantor with any of the provisions of this Deed of Trust, the Note, Loan Agreement or other Loan Documents, Grantor shall pay Beneficiary’s reasonable attorneys’ fees and all of the costs that may be incurred, and such fees and costs shall be secured by this Deed of Trust and its payment enforced as if it were a part of the Debt. Grantor shall be liable for such attorneys’ fees and costs whether or not any suit or proceeding is commenced.

17.      ANTI-MARSHALLING PROVISIONS. Trustees and Beneficiary may grant releases at any time and from time to time of all or any portion of the Property (whether or not such releases are required by agreement among the parties) agreeable to Trustees and Beneficiary without notice to or the consent, approval or agreement of other parties and interests, including junior lienors and purchasers subject to the lien of this Deed of Trust, and such releases shall not impair in any manner the validity of or priority of this Deed of Trust on that portion of the Property remaining subject to this Deed of Trust, nor release Grantor from personal liability for the Debt. Notwithstanding the existence of any other security interests in the Property held by Beneficiary or by any other party, Beneficiary shall have the right to determine the order in which any or all of the Property shall be subjected to the remedies available to Beneficiary, and Beneficiary shall further have the right to determine the order in which any or all portions of the Debt are satisfied from the proceeds realized upon the exercise of any remedy it has. Grantor, or any party who consents to this, or any party who has actual or constructive notice hereof, hereby waives any and all rights to require the marshalling of assets in connection with the exercise of any of the remedies permitted by applicable law or provided herein.

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18.      ENVIRONMENTAL WARRANTIES, INDEMNITIES AND AGREEMENTS. Grantor for itself, its successors and assigns represents, warrants and agrees that (a) neither Grantor nor, to Grantor’s knowledge, any other person has generated, manufactured, stored, treated, processed, released, discharged or disposed of any Hazardous Substances on the Property or received any notice from any Governmental Authority (hereinafter defined) or other person with regard to a release of Hazardous Substances on, from or otherwise affecting the Property; (b) neither Grantor nor, to Grantor’s knowledge, any other person has violated any applicable Environmental Laws (hereinafter defined) relating to or affecting the Property; (c) the Property is presently being operated in compliance with all Environmental Laws; there are no circumstances presently existing upon or under the Property, or relating to the Property which may violate any applicable Environmental Laws, and there is not now pending, or threatened, any action, suit, investigation or proceeding against Grantor relating to the Property (or against any other party relating to the Property) seeking to enforce any right or remedy under any of the Environmental Laws; (d) except in strict compliance with Environmental Laws, the Property shall be kept free of Hazardous Substances which would violate any Environmental Law and shall not be used to generate, manufacture, transport, treat, store, handle, dispose, process or release Hazard Materials; (e) Grantor shall at all times comply with and ensure compliance by all other parties with all applicable Environmental Laws and shall keep the Property free and clear of any liens imposed pursuant to any applicable Environmental Laws; (f) Grantor has obtained and will at all times continue to obtain and/or maintain all licenses, permits and other directives from any Governmental Authority necessary to comply with Environmental Laws; Grantor is in full compliance with the terms and provisions of the Environmental Requirements (hereinafter defined) and will continue to comply with the terms and provisions of the Environmental Requirements; (g) Grantor shall immediately give Beneficiary oral and written notice in the event that Grantor receives any notice from any Governmental Authority or any other party with regard to any release or storage of Hazardous Substances on, from or affecting the Property and shall conduct and complete all investigations, sampling, and testing, and all remedial, removal, and other actions necessary or required to clean up and remove all Hazardous Substances on, from or affecting the Property in accordance with all applicable Environmental Laws.

Grantor hereby agrees to indemnify Beneficiary and Trustees and hold Beneficiary and Trustees harmless from and against any and all losses, liabilities, damages, injuries (including, without limitation, reasonable attorneys’ fees) and claims of any and every kind whatsoever paid, incurred or suffered by, or asserted against Beneficiary or Trustees for, with respect to, or as a direct or indirect result of (i) the presence on, or under, or the escape, spillage, emission or release on or from the Property of any Hazardous Material regardless of whether or not caused by or within the control of Grantor, (ii) the violation of any Environmental Laws or Environmental Requirements relating to or affecting the Property, whether or not caused by or within the control of Grantor, (iii) the failure by Grantor to comply fully with the terms and provisions of this paragraph, or (iv) any warranty or representation made by Grantor in this paragraph being false or untrue in any material respect. The obligations and liabilities of Grantor under this paragraph shall survive the foreclosure of the Deed of Trust, the delivery of a deed in lieu of foreclosure, the cancellation of the Note; or if otherwise expressly permitted in writing by the Bank, the sale or alienation of any part of the Property.

In the event that any of the Grantor’s representations or warranties shall prove to be materially false or Grantor fails to satisfy any Environmental Requirement, Beneficiary, in its sole discretion, may (i) choose to assume compliance with governmental directives and the Grantor agrees to reimburse Beneficiary for all costs, expenses (including all reasonable attorneys’ fees, whether in-house or independent), fines, penalties, judgments, suits, or liabilities whatsoever associated with such compliance; or (ii) seek all legal and equitable remedies available to it including, but not limited to, injunctive relief compelling Grantor to comply with all Environmental Requirements relating to the Property. Beneficiary’s rights hereunder shall be in addition to all rights granted under the Note, Loan Agreement or other Loan Documents and payments by Grantor under this provision shall not reduce Grantor’s obligations and liabilities thereunder. In the event Beneficiary undertakes compliance with Environmental Requirements which Grantor failed to perform or which Beneficiary determines is necessary to sell all or any part of the Property in connection with exercise of Beneficiary’s remedies under the Note, Loan Agreement or other Loan Documents, Grantor authorizes Beneficiary and/or Beneficiary’s agents to prepare and execute on Grantor’s behalf, any manifest or other documentation relating to the removal and/or disposal of any Hazardous Substances, from, at or on the Property. Grantor acknowledges that Beneficiary does not own, or have a security interest in, any Hazardous Substances which exist on, originate from or affect the Property. All amounts expended by the Beneficiary in connection with the exercise of its rights hereunder (including reasonable attorneys’ fees and the fees of any environmental consultants) shall become part of the indebtedness secured by this Deed of Trust.

For purposes of this Deed of Trust: “Environmental Laws” means the Comprehensive Environmental Response, Compensation and Liability Act, the Hazardous Materials Transportation Act, the Resource Conservation and Recovery Act, and any “Super Fund” or Super Lien” law, or any other federal, state or local law, regulation or decree regulating, relating to or imposing liability or standards of conduct concerning any Hazardous Substances. “Environmental Requirement” means any administrative orders, directives, judgments, consent orders, permits, licenses, authorizations, consents, settlements, agreements or other formal or informal directions or guidance issued by or entered into with any Governmental Authority or private party, including the provisions of any Environmental Law, which obligate or commit Grantor to investigate, remediate, treat, monitor, dispose or remove Hazardous Substances. “Governmental Authority” means any federal, state or local agency, department, court or other administrative, legislative or regulatory federal, state or local governmental body, or any private individual or entity acting in place of such entities. “Hazardous Substances” means and includes petroleum products, any flammable explosives, radioactive materials, asbestos or any material containing asbestos, and/or any hazardous, toxic or dangerous waste, substance or material defined as such in the Environmental Laws.

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19.      EVENTS OF DEFAULT. The occurrence and continuance of any Event of Default as defined in the Loan Agreement shall constitute an Event of Default hereunder.

20.      REMEDIES OF BENEFICIARY UPON DEFAULT. Upon the occurrence and continuance of any Event of Default, Beneficiary may, at its option, without notice, demand, presentment, notice of nonpayment or nonperformance, protest, notice of protest, notice of intent to accelerate, notice of acceleration or any other notice or any other action, all of which are hereby waived by Grantor and all other parties obligated in any manner whatsoever on the Debt, declare the Debt to be immediately due and payable in full; and, on request of Beneficiary, any Trustee shall proceed with foreclosure under the power of sale which is conferred hereby in any manner permitted by Texas law, including selling the Property or any part thereof at public sale to the last and highest bidder for cash, free of any equity of redemption, homestead, dower, curtesy or other state or federal exemption, all of which are expressly waived by Grantor, after compliance with Section 51.002 of Texas Property Code (or, if and to the extent such statute is not then in force, with the applicable requirements, at the time of the sale, of the successor statute or statues, if any, governing sales of Texas real property under powers of sale conferred by deeds of trust); and such Trustee shall execute and deliver to the purchaser, a Trustee’s deed conveying the Property so sold without any covenant or warranty, expressed or implied. The recitals in the Trustee’s deed shall be prima facie evidence of the truth of the statements made therein. The proceeds of any such sale shall be applied in the manner and in the order prescribed by applicable law, it being agreed that the expenses of any such sale shall include the reasonable fees (not based on a percentage of the loan or foreclosure sale price) of such Trustee. Beneficiary may bid and become the purchaser at any sale under this Deed of Trust. At any such sale Trustee may at his election require the successful bidder immediately to deposit with such Trustee cash in an amount equal to all or any part of the successful bid, and notice of any such requirement need not be included in the advertisement of the notice of such sale. Beneficiary, subject to and in accordance with applicable laws of the State of Texas, may request the appointment of a Receiver for the Property.

In addition to the rights and powers of sale granted under the preceding provisions of this Section 20 and in addition to any other rights and remedies that Beneficiary may have at law, in equity or otherwise, upon default, Beneficiary or any Trustee, upon written request of Beneficiary, may proceed by suit or suits, at law or in equity, to enforce the payment of the Debt and the performance and discharge of the Debt in accordance with the terms hereof and the Note, Loan Agreement or other Loan Documents, to foreclose the liens and security interests of this Deed of Trust as against all or any part of the Property, and to have all or any part of the Property sold under the judgment and decree of a court of competent jurisdiction. This remedy shall be cumulative of any other nonjudicial remedies available to Beneficiary with respect to the Note, Loan Agreement or other Loan Documents. Proceeding with a request or receiving a judgment for legal relief shall not be or be deemed to be an election of remedies or bar any available nonjudicial remedy of Beneficiary.

21.      RELEASE AND CANCELLATION. Upon payment in full of the Debt, this Deed of Trust and the Note, Loan Agreement or other Loan Documents shall be marked “Satisfied” and returned to Grantor, and this conveyance shall be null and void and may be cancelled of record at the request and cost of Grantor, and title to the Property shall revest as provided by law.

22.      MISCELLANEOUS. The captions and headings of the paragraphs of this Deed of Trust are for convenience only and shall not be used to interpret or define any provisions. All remedies provided herein are distinct and cumulative to any other right or remedy under this Deed of Trust or afforded by law or equity, and may be exercised concurrently, independently or successively. All covenants contained herein shall bind, and the benefits and advantages shall inure to, the respective heirs, executors, administrators, successors or assigns of the parties to this Deed of Trust, and the designations “Grantor”, “Trustee” and “Beneficiary” include the parties, their heirs, executors, administrators, successors and assigns. The designations “Corporate”, “Corporation”, and “Partnership” include limited liability companies and limited liability partnerships. Whenever used, the singular shall include the plural, and the plural the singular, and the use of any gender shall be applicable to all genders. This Deed of Trust shall be governed by and construed under Texas law. Any forbearance by Beneficiary in exercising any right or remedy hereunder, or otherwise afforded by applicable law, shall not be a waiver of or preclude the exercise of any such right or remedy. The procurement of insurance or the payment of taxes or other liens or charges by Beneficiary shall not be a waiver of Beneficiary’s right to accelerate the maturity of the Debt. Time is of the essence in the payment or performance of any of the obligations, or of any covenant or warranty contained in this Deed of Trust or in the Note, Loan Agreement or other Loan Documents. In no event shall interest contracted for, charged or received hereunder or under the Note, plus any other charges in connection herewith or therewith which constitute interest, exceed the maximum interest permitted by applicable law. The amounts of such interest or other charges previously paid to the holder of the Note in excess of the amounts permitted by applicable law shall be applied by the holder of the Note to reduce the principal of the indebtedness evidenced by the Note, or, at the option of the holder of the Note, be refunded. To the extent permitted by applicable law, determination of the legal maximum amount of interest shall at all times be made by amortizing, prorating, allocating and spreading in equal parts during the period of the full stated term of the loan and indebtedness, all interest at any time contracted for, charged or received from Grantor, Borrower or co-maker, endorser, guarantor or surety for Grantor in connection with the loan and indebtedness secured hereby, so that the actual rate of interest on account of such indebtedness is uniform throughout the term of the Note.

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23.      WAIVER OF DEFICIENCY LAWS: NOTWITHSTANDING THE PROVISIONS OF SECTIONS 51.003, 51.004, AND 51.005 OF THE TEXAS PROPERTY CODE (AS THE SAME MAY BE AMENDED FROM TIME TO TIME), AND TO THE EXTENT PERMITTED BY LAW, GRANTORS AGREE THAT BENEFICIARY SHALL BE ENTITLED TO SEEK A DEFICIENCY JUDGMENT FROM GRANTORS AND ANY OTHER PARTY OBLIGATED ON THE NOTE OR GUARANTY OF THE NOTE EQUAL TO THE DIFFERENCE BETWEEN THE AMOUNT OWING ON THE NOTE AND THE AMOUNT FOR WHICH THE PROPERTY WAS SOLD PURSUANT TO A JUDICIAL OR NONJUDICIAL FORECLOSURE SALE. GRANTORS EXPRESSLY RECOGNIZE THAT THIS SECTION CONSTITUTES A WAIVER OF THE ABOVE-CITED PROVISIONS OF THE TEXAS PROPERTY CODE WHICH WOULD OTHERWISE PERMIT GRANTORS AND OTHER PERSONS AGAINST WHOM RECOVERY OF DEFICIENCIES IS SOUGHT OR GUARANTORS INDEPENDENTLY (EVEN ABSENT THE INITIATION OF DEFICIENCY PROCEEDINGS AGAINST THEM) TO PRESENT COMPETENT EVIDENCE OF THE FAIR MARKET VALUE OF THE PROPERTY AS OF THE DATE OF FORECLOSURE AND OFFSET AGAINST ANY DEFICIENCY THE AMOUNT BY WHICH THE FORECLOSURE SALE PRICE IS DETERMINED TO BE LESS THAN SUCH FAIR MARKET VALUE. GRANTOR FURTHER RECOGNIZES AND AGREES THAT THIS WAIVER CREATES AN IRREBUTTABLE PRESUMPTION THAT THE FORECLOSURE SALE PRICE IS EQUAL TO THE FAIR MARKET VALUE OF THE HEREIN FOR PURPOSES OF CALCULATING DEFICIENCIES OWNED BY GRANTOR, OTHER BORROWERS ON THE NOTE, GUARANTORS, AND OTHERS AGAINST WHOM RECOVERY OF A DEFICIENCY IS SOUGHT.

Alternatively, in the event this waiver is determined by a court of competent jurisdiction to be unenforceable, the following shall be the basis for the finder of fact’s determination of the fair market value of the Property as of the date of the foreclosure sale in proceedings governed by sections 51.003, 51.004, and 51.005 of the Texas Property Code (as amended from time to time):

a.	The Property shall be valued in an “as is” condition as of the date of the foreclosure sale, without any assumption or expectation that the Property will be repaired or improved in any manner before a resale of the Property after foreclosure;

b.	The valuation shall be based upon an assumption that the foreclosure purchaser desires a prompt resale of the Property for cash promptly (but no later than twelve months) following the foreclosure sale;

c.	All reasonable closing costs customarily borne by the seller in a commercial real estate transaction should be deducted from the gross fair market value of the Property, including, without limitation, brokerage commissions, title insurance, a survey of the Property, tax prorations, attorney’s fees, and marketing costs;

d.	The gross fair market value of the Property shall be further discounted to account for any estimated holding costs associated with maintaining the Property pending sale, including, without limitation, utilities expenses, property management fees, taxes and assessments (to the extent not accounted for in the preceding paragraph), and other maintenance expenses; and

e.	Any expert opinion testimony given or considered in connection with a determination of the fair market value of the Property must be given by persons having at least five years’ experience in appraising property similar to the Property and who have conducted and prepared a complete written appraisal of the Property taking into consideration the factors set forth above.

24.      OBLIGATIONS ABSOLUTE. Grantor agrees that the rights of Beneficiary and the obligations of Grantor hereunder are absolute and unconditional, and without in any way affecting such rights and obligations, and without notice to or further consent of Grantor: (a) advances may be made from time to time under the Note; (b) the Note, or any part thereof, may be renewed or extended beyond maturity, the interest rate may be adjusted, and the terms of the Note or any Hedge Agreement may otherwise be modified, as often as may be desired; (c) Beneficiary may release or discharge any party who is or may become liable for the Note; (d) Beneficiary may release or discharge any collateral which is or may become security for the Note; and (e) Beneficiary may do, or fail to do, any other act which might, but for the provisions of this Section, constitute a legal or equitable discharge of Grantor’s obligations hereunder. Grantor further waives any right it may have to require Beneficiary to proceed against any other party liable for the Note or of any other collateral securing the Note or any guaranty before exercising any remedies herein granted to Beneficiary.

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25.      OBLIGATIONS UNCONDITIONAL. The liability of Grantor shall not be affected, impaired or released by: (i) any failure, neglect or omission by Beneficiary to realize upon or collect any of the Note, any obligation hereunder, or any security for or other guaranty of the Note or any obligation hereunder, or to exercise any remedies of setoff or otherwise that it may have with respect to property of Borrower possessed by Beneficiary; (ii) any defense Borrower or any other party primarily or secondarily liable for any of the Note might have to the payment of the Note or any Hedge Agreement; (iii) any determination that any lien taken, or attempted to be taken, by Beneficiary to secure the Note is invalid or unperfected; (iv) any determination that any party executing any evidence of any of the Note or any Hedge Agreement on behalf of Borrower was without power or authority to do so or that for any other reason the Note or any Hedge Agreement, any security therefor, or any other guaranty hereof, are invalid or unenforceable; or (v) any defenses Borrower may have or assert to the Note or any Hedge Agreement. It is understood that nothing shall discharge or satisfy Grantor’s liability hereunder except the full performance and payment of any guaranty or Beneficiary’s written release of Grantor’s liability. Grantor represents and covenants that it is and shall remain independently informed of the financial condition of Borrower and all other circumstances which bear on the risk of non-payment of the Note or any Hedge Agreement. Grantor waives any right to require Beneficiary to disclose to it any information Beneficiary has or may have in the future concerning such condition or circumstances.

26.      FURTHER ASSURANCES. At any time, and from time to time, upon request of Beneficiary, Grantor will make, execute and deliver, or will cause to be made, executed or delivered, to Beneficiary or to Beneficiary’s designee, and when requested by Beneficiary, cause to be filed, recorded, refiled, or rerecorded, as the case may be, at such times and in such offices and places as Beneficiary may deem appropriate, any and all such mortgages, deeds of trust, security deeds, security agreements, financing statements, continuation statements, instruments of further assurance, certificates, and other documents as may, in the sole opinion of Beneficiary, be necessary or desirable in order to effectuate, complete, perfect, continue, or preserve (1) Grantor’s obligations under the Note, Loan Agreement or other Loan Documents, this Deed of Trust, and any related documents, and (2) the liens and security interests created by this Deed of Trust as first and prior liens on the Property, whether now owned or hereafter acquired by Grantor. Unless prohibited by law or Beneficiary agrees to the contrary in writing, Grantor shall reimburse Beneficiary for all costs and expenses incurred in connection with the matters referred to in this paragraph.

27.      NOTICES. Any notice required to be given under this Deed of Trust, including without limitation any notice of default and any notice of sale shall be given in writing, and shall be effective when actually delivered, when deposited with a nationally recognized overnight courier, or, if mailed, three (3) days after being deposited in the United States mail, as first class, certified mail postage prepaid, directed to the addresses shown at the beginning of this Deed of Trust. All copies of notices of foreclosure from the holder of any lien which has priority over this Deed of Trust shall be sent to Beneficiary’s address, as shown near the beginning of this Deed of Trust. Any party may change its address for notices under this Deed of Trust by giving formal written notice to the other parties, specifying that the purpose of the notice is to change the party’s address. For notice purposes, Grantor agrees to keep Beneficiary informed at all times of Grantor’s current address. Unless otherwise provided or required by law, if there is more than one Grantor, any notice given by Beneficiary to any Grantor is deemed to be notice given to all Grantors.

28.      CHOICE OF VENUE. Any legal action with respect to the Debt evidenced by this instrument or agreement may be brought in the courts of the State of Texas or in the appropriate United States District Court situated in Texas and Grantor hereby accepts and unconditionally submits to the jurisdiction of such courts. Grantor hereby waives any objection to the laying of venue based on the grounds of forum non conveniens with respect thereto.

29.      NO WAIVER BY BENEFICIARY. Beneficiary shall not be deemed to have waived any rights under this Deed of Trust unless such waiver is given in writing and signed by Beneficiary. No delay or omission on the part of Beneficiary in exercising any right shall operate as a waiver of such right or any other right. A waiver by Beneficiary of a provision of this Deed of Trust shall not prejudice or constitute a waiver of Beneficiary’s right otherwise to demand strict compliance with that provision or any other provision of this Deed of Trust. No prior waiver by Beneficiary, nor any course of dealing between Beneficiary and Grantor, shall constitute a waiver of any of Beneficiary’s rights or of any of Grantor’s obligations as to any future transactions. Whenever the consent of Beneficiary is required under this Deed of Trust, the granting of such consent by Beneficiary in any instance shall not constitute continuing consent to subsequent instances where such consent is required and in all cases such consent may be granted or withheld in the sole discretion of Beneficiary.

30.      NON-LIABILITY OF BENEFICIARY. The relationship between Grantor and Beneficiary created by this Deed of Trust is strictly a debtor and creditor relationship and not fiduciary in nature, nor is the relationship to be construed as creating any partnership or joint venture between Beneficiary and Grantor. Grantor is exercising Grantor’s own judgment with respect to Grantor’s business. All information supplied to Beneficiary is for Beneficiary’s benefit only and no other party is entitled to rely on such information. There is no duty for Beneficiary to review, inspect, supervise or inform Grantor of any matter with respect to Grantor’s business. Beneficiary and Grantor intend that Beneficiary may reasonably rely on all information supplied by Grantor to Beneficiary, together with all representations and warranties given by Grantor to Beneficiary, without investigation or confirmation by Beneficiary and that any investigation or failure to investigate will not diminish Beneficiary’s right to so rely.

31.      WAIVER OF TRIAL BY JURY. UNLESS EXPRESSLY PROHIBITED BY APPLICABLE LAW, THE UNDERSIGNED HEREBY WAIVE THE RIGHT TO TRIAL BY JURY OF ANY MATTERS OR CLAIMS ARISING OUT OF THIS INSTRUMENT OR ANY LOAN DOCUMENT EXECUTED IN CONNECTION HEREWITH OR OUT OF THE CONDUCT OF THE RELATIONSHIP BETWEEN THE UNDERSIGNED AND BENEFICIARY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR BENEFICIARY TO MAKE THE LOAN SECURED BY THIS INSTRUMENT. FURTHER, THE UNDERSIGNED HEREBY CERTIFY THAT NO REPRESENTATIVE OR AGENT OF BENEFICIARY, NOR BENEFICIARY’S COUNSEL, HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT BENEFICIARY WOULD NOT SEEK TO ENFORCE THIS WAIVER OF RIGHT TO JURY TRIAL PROVISION IN THE EVENT OF LITIGATION. NO REPRESENTATIVE OR AGENT OF BENEFICIARY, NOR BENEFICIARY’S COUNSEL, HAS THE AUTHORITY TO WAIVE, CONDITION OR MODIFY THIS PROVISION.

SIGNATURES ON THE FOLLOWING PAGES

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IN WITNESS WHEREOF, the Grantor has hereunto set his hand, or caused this Deed of Trust to be executed by its duly authorized officers, this the day first above shown.

Applied Optoelectronics, Inc.

By: /s/ Stefan Murry
Stefan Murry, Chief Financial Officer

By: /s/ David Kuo
David Kuo, Vice President, General Counsel and Secretary

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EXHIBIT A

Real Property Description

TRACT I:

6.312 acre of land, being all of Commercial Reserve "A-1", of AOI 13139 JESS PIRTLE, a subdivision in Fort Bend County, Texas, according to the map or plat thereof recorded at Plat No. 20140271 of the Plat Records of Fort Bend County, Texas.

TRACT II:

Commercial Reserve "B-3" of PARK WEST SECOND REPLAT OF RESERVE "B", a subdivision in Fort Bend County, Texas, according to the map or plat thereof recorded in Slide No. 2339/A of the Plat Records of Fort Bend County, Texas.

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